SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 11, 2005


                             HPL TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

       Delaware                        000-32967                 77-0550714
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(State of Incorporation        (Commission File Number)      (I.R.S. Employer
or Organization)                                             Identification No.)

2033 Gateway Place, Suite 400, San Jose, California               95110
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:           (408) 437-1466
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 3.02 Unregistered Sales of Equity Securities.

         On March 11, 2005, the United States District Court for the Northern District of California granted final approval of the settlement of the class action securities litigation In re HPL Technologies, Inc. Securities Litigation (No. C-02-3510 VRW) pending against the registrant and other defendants. In connection with the settlement of the class action and other related litigation against the registrant, the registrant will issue an aggregate of 9,664,980 shares of its common stock, par value $.001 per share (together with additional shares of common stock issuable pursuant to certain anti-dilution provisions contemplated under the settlement, the "Settlement Shares").

         The terms and conditions of the issuance of Settlement Shares in connection with the settlement of the federal class action litigation were approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it was proposed to issue the Settlement Shares in the class action had the right to appear, by the United States District Court for the Northern District of California. The registrant will issue the Settlement Shares upon qualification of the issuance under all applicable state securities laws. The Settlement Shares are being issued in reliance on the exemptions from registration provided by Section 3(a) (10) and Section 4(2) under the Securities Act of 1933.

         The registrant is issuing the Settlement Shares in consideration for the settlement and release of claims against the registrant. The registrant will not receive any cash proceeds in connection with the issuance of any of the Settlement Shares.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        HPL TECHNOLOGIES, INC.



Date:  March 16, 2005               By: /s/ Michael P. Scarpelli
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                                        Michael P. Scarpelli
                                        Chief Financial Officer and
                                        Senior VP of Administration